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                                                                    EXHIBIT 99.1

                             FOR IMMEDIATE RELEASE

                                 PRESS RELEASE

JACK CARL/312-FUTURES, INC. ANNOUNCES NAME CHANGE


Chicago, Illinois
June 2, 1997


Jack Carl/312-Futures, Inc. NASDAQ-(FUTR) (the "Company") announced today that it has changed the name of the Company to IFX Corporation.

The Company was required to change its name as a condition of the sale of the business of one of its' subsidiaries, Index Futures Group, Inc. ("Index"). Effective July 1, 1996, all of the brokerage accounts maintained by Index, together with all positions, securities, and other assets held in or for such accounts and other agreed-upon assets used in the conduct of brokerage activities, were sold, transferred and assigned to E.D.&F. Man International Inc. Also as a condition of the sale, Index has changed its name to FX Chicago, Inc.

For Further Information Contact:

Christina S. Donka, Secretary
IFX Corporation
200 West Adams Street
Suite 1500
Chicago, Illinois 60606
(312) 419-5830